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                                                                    EXHIBIT 99.1



[VISX LOGO]

NEWS RELEASE                                         COMPANY CONTACTS:
For Immediate Distribution                           Lola Wood:  (877) 463-6847
--------------------------                           E-Mail:  ir@visx.com
                                                     Web: http://www.visx.com


                   VISX ANNOUNCES CONTINUING CONSIDERATION OF
                             STRATEGIC ALTERNATIVES

         SANTA CLARA, CALIFORNIA, DECEMBER 8, 2000 -- VISX, Incorporated (NYSE:
EYE) stated in a letter to its stockholders dated today that it has been and continues to be studying strategic alternatives that may be available to the Company to enhance stockholder value. In the letter, the Company's Chairman and Chief Executive, Mark B. Logan, stated that the Company's Board and management, like many of the Company stockholders, are disappointed with the recent performance of the Company's stock price, particularly in view of the Company's record of profitable performance and its industry leadership position. Mr. Logan said that both the Board and management are committed to enhancing stockholder value.

         In the letter, Mr. Logan said that from time to time over the past few years the Company has reviewed possible strategic alternatives. Earlier this year the Company engaged Goldman, Sachs & Co., as its financial advisor, and Skadden, Arps, Slate, Meagher & Flom LLP, as its outside special counsel, for the purpose of assisting the Company in pursuing alternatives including a possible acquisition, merger, sale, strategic alliance or other business combination transaction involving the Company.

         Mr. Logan also stated that while the Company is continuing to pursue its objective of identifying one or more transactions which may lead to enhancement of value for stockholders, there can be no assurance that this process will lead to any agreements or transactions.

         A copy of Mr. Logan's letter is attached to this release.

         The foregoing statements regarding possible transactions involving the Company are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations and actual results could differ materially. Additional discussion of factors affecting the Company and its business is contained in the Company's most recent filings with the Securities and Exchange Commission, including VISX's Annual Report and Form 10-K for the year ended December 31, 1999 and VISX's Forms 10-Q for the quarters ended March 31, June 30 and September 30, 2000.

         VISX is the worldwide leader in the development of refractive laser technology. VISX systems are commercially available in the United States and markets worldwide.

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[VISX LOGO]




                                                                December 8, 2000

Dear Stockholders:

          Like many of you, your management and Board are disappointed with the recent performance of the Company's stock price, particularly in view of the Company's record of profitable performance and industry leadership position. Let me assure you that we are committed to enhancing stockholder value. In that regard, I am writing to you to describe certain initiatives, in addition to our normal business activities, that your Board and senior management have been pursuing.

         From time to time over the past few years the Company has reviewed possible strategic alternatives that may be available to the Company to enhance stockholder value. Earlier this year the Company engaged Goldman, Sachs & Co., as its financial advisor, and Skadden, Arps, Slate, Meagher & Flom LLP, as its outside special counsel, for the purpose of assisting the Company in analyzing and pursuing various alternatives. These alternatives include possible acquisition, merger, sale, strategic alliance or other business combination transactions involving the Company.

         While we are continuing to pursue our objective of identifying one or more transactions which could lead to enhanced stockholder value, we caution stockholders that there can be no assurance that we will reach any agreement for any transaction or, if we reach any such agreement, that any transaction will be consummated or successful.

/s/ MARK B. LOGAN

Mark B. Logan
Chairman of the Board and Chief Executive Officer